Exhibit 10.6

MCTC HOLDINGS, INC.

(In Process of Changing Name to Cannabis Global, Inc.)

(OTC:MCTC)

A Delaware Corporation

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Up to $1,000,000

Offering Price:

$0.025 per Common Share

This document is for informational purposes only. The contemplated transactions between Cannabis Global Inc, Inc, and/or MCTC Holdings, Inc. and/or various investors are pending at this time. Prospective investors should carefully read and retain this Confidential Private Placement Memorandum (the “Memorandum”). This Private Placement Memorandum is confidential.

The Date of this Memorandum is June 21, 2019

THE SECURITIES OFFERED PURSUANT TO THE TERMS OF THIS PRIVATE PLACEMENT MEMORANDUM ARE HIGHLY SPECULATIVE AND INVOLVE RISKS (SEE “RISK FACTORS”). NO ONE SHOULD INVEST IN THIS OFFERING UNLESS THEY HAVE REVIEWED THIS PRIVATE PLACEMENT MEMORANDUM CAREFULLY AND THEY ARE PREPARED TO BEAR THE RISK OF THIS ILLIQUID INVESTMENT.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR QUALIFIED, APPROVED OR DISAPPROVED UNDER ANY OTHER FEDERAL OR STATE SECURITIES LAWS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THE SECURITIES OFFERED HEREIN MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY AN INVESTOR UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT AND, WHERE REQUIRED, UNDER THE LAWS OF OTHER JURISDICTIONS, UNLESS SUCH PROPOSED SALE, TRANSFER OR DISPOSITION IS EXEMPT FROM SUCH REGISTRATION.

NO OFFERING LITERATURE OR ADVERTISING OR ORAL REPRESENTATIONS SHALL BE USED IN THIS OFFERING EXCEPT THE INFORMATION USED IN THIS PRIVATE PLACEMENT MEMORANDUM. THE DELIVERY OF THIS PRIVATE PLACEMENT MEMORANDUM DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON. EACH OFFEREE AND HIS OR HER AUTHORIZED REPRESENTATIVE IS OFFERED THE OPPORTUNITY TO ASK QUESTIONS AND/OR RECEIVE ANSWERS FROM THE COMPANY CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING AND TO OBTAIN SUCH ADDITIONAL INFORMATION AS HE OR SHE SHALL DEEM NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION SET FORTH HEREIN TO THE EXTENT SUCH ADDITIONAL INFORMATION MAY BE OBTAINED BY THE COMPANY WITHOUT UNREASONABLE EFFORT OR EXPENSE. DOCUMENTS REFERRED TO HEREIN ARE AVAILABLE FOR INSPECTION BY POTENTIAL INVESTORS OR THEIR REPRESENTATIVES UPON REQUEST.

IMPORTANT NOTICES

THIS IS A PRIVATE OFFERING MADE PURSUANT TO APPLICABLE FEDERAL AND STATE “PRIVATE PLACEMENT” EXEMPTIONS. THE SECURITIES MUST BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND ONCE ACQUIRED WILL NOT BE FREELY TRANSFERABLE.

THIS PRIVATE PLACEMENT MEMORANDUM DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS UNLAWFUL. THIS MEMORANDUM CONSTITUTES AN OFFER ONLY IF DELIVERY OF THIS PRIVATE PLACEMENT MEMORANDUM IS PROPERLY AUTHORIZED BY THE COMPANY. THIS PRIVATE PLACEMENT MEMORANDUM HAS BEEN PREPARED BY THE COMPANY SOLELY FOR THE BENEFIT OF PERSONS INTERESTED IN THE PROPOSED SALE OF THE SECURITIES AND ANY DISTRIBUTION OR REPRODUCTION OF THIS PRIVATE PLACEMENT MEMORANDUM, IN WHOLE OR PART, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY, IS PROHIBITED.

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE INTERESTS EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS PRIVATE PLACEMENT MEMORANDUM OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS PRIVATE PLACEMENT MEMORANDUM AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.

THE CONTENTS OF THIS PRIVATE PLACEMENT MEMORANDUM SHOULD NOT BE CONSTRUED AS INVESTMENT, LEGAL OR TAX ADVICE. A NUMBER OF FACTORS MATERIAL TO A DECISION WHETHER TO INVEST IN THE SECURITIES HAVE BEEN PRESENTED IN THIS PRIVATE PLACEMENT MEMORANDUM IN SUMMARY OR OUTLINE FORM ONLY IN RELIANCE ON THE FINANCIAL SOPHISTICATION OF THE OFFEREES. EACH INVESTOR SHOULD CONSULT HIS OR HER OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING HIS OR HER INVESTMENT.

SECURITIES ARE AVAILABLE ONLY TO PERSONS WILLING AND ABLE TO BEAR THE ECONOMIC RISKS OF THIS INVESTMENT. INVESTMENTS IN THE COMPANY ARE SPECULATIVE, ILLIQUID AND INVOLVE A HIGH DEGREE OF RISK (SEE OUR FILINGS WITH THE SEC AND ANY/ALL CAUTIONARY STATEMENTS AND RISK FACTORS). THE INVESTMENTS ARE SUITABLE AS AN INVESTMENT ONLY FOR A VERY LIMITED PORTION OF THE RISK SEGMENT OF AN INVESTOR’S PORTFOLIO.

THIS OFFERING IS AVAILABLE ONLY TO “ACCREDITED INVESTORS” AS THAT TERM IS DEFINED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (SEE “SUITABILITY OF INVESTMENT,” BELOW).

SUITABILITY OF INVESTMENT

The investment described herein involves risks and is offered only to entities and individuals who can afford to assume such risks for a substantial period of time, and who agree to purchase only for investment purposes and not with a view toward transfer, resale, exchange or distribution. Each investor agrees to purchase with the understanding that they may need to hold securities purchased in this offering indefinitely. Resales and other transfers of the shares of common stock could have adverse Tax consequences and are restricted by federal and state securities laws.

ACCORDINGLY, THIS INVESTMENT IS NOT SUITABLE FOR INVESTORS WHO DO NOT HAVE ADEQUATE LIQUID ASSETS TO AFFORD A LONG TERM, ILLIQUID INVESTMENT.

The securities offered hereby are suitable only for those investors whose business and investment experience make them capable of evaluating the merits and risks of their prospective investment in the Company, who can afford to bear the economic risk of their investment for an indefinite period, and who have no need for liquidity in this investment. Each investor will be required to represent that such investor is acquiring the securities being purchased by such investor for his or her own account as principal, for investment purposes and not with a view toward resale or distribution and that he or she is aware that his or her transfer rights are restricted by federal and state securities laws and by the absence of a market for the securities.

In addition, each investor must also represent that (i) his or her overall commitment to investments which are not readily marketable is not disproportionate to his or her net worth and his or her investment in the securities will not cause such overall commitment to become excessive; (ii) he or she has evaluated the risks of investing in the Company; (iii) he or she has substantial experience in making investment decisions of this type or is relying on his, or her own tax adviser, or other qualified investment adviser in making this investment decision; and (iv) he or she is purchasing the securities for his or her own account, for investment purposes and not with a view to subsequent distributions. In addition, each investor must represent that he or she has (i) a net worth (excluding home, home furnishings, and automobiles) in excess of $1,000,000.00, or (ii) a natural person who has an annual income in excess of $200,000.00 in each of the two most recent years, or a joint income with a spouse of $300,000.00 in each of those years, and who reasonably expects to reach the same level in the current year.

The Company will also require investors to complete a Subscription Agreement, and may make or cause to be made such other representations by investors as the Company may deem appropriate. The Company will have absolute discretion regarding the sale of securities to any prospective purchaser. In addition, because of the complexities, the lack of liquidity and the high degree of risk that an investment in the securities involves, each prospective purchaser may be required to seek the advice of a person having such knowledge and experience in financial and business matters as will permit meaningful evaluation of the merits and risks of an investment in the securities.

SUMMARY OF THE OFFERING

The following is a summary of terms and conditions of an investment in Cannabis Global Inc, Inc. a Delaware Corporation (the “Company”).

Offering Terms:

Summary of Offering:	The Company is offering an approximate 10% common share position in the Company for $1,000,000.

Number of Shares Offered:	40,000,000

Price to Investors:	$0.025 per common share.

Minimum Purchase:	The minimum purchase for this financing is Fifty Thousand Dollars ($50,000). The Company may sell less than the minimum number of Shares at its sole discretion.

Offering Period:	June 21, 2019 through July 31, 2019, unless extended by us to a later date.

Subscription Agreement:	Each of the investors in this Offering and the Company will execute a Subscription Agreement which shall provide for the purchase and sale of the Securities and set forth representations and warranties on behalf of each of the investors and the Company and covenants of the Company.

Restrictions On Transfer:	Securities purchased in this Offering may not be transferred or resold except as permitted under The Securities Act of 1933, as amended, and applicable state securities laws, pursuant to registration or exemption therefrom. Securities purchased in this Offering will be legended to reflect the foregoing rights and obligations.

The Company reserves the right to accept or reject any subscription in its sole discretion for any reason whatsoever and to withdraw this Offering at any time prior to the acceptance of the subscriptions received. Subscription funds paid by a Subscriber whose subscription is rejected will be returned promptly, without interest or deduction.

Business Summary

MCTC Holdings, Inc. will be changing its corporate identify to Cannabis Global, Inc. (“Cannabis Global Inc” or “the Company”).

The newly organized Company will operate as a global player in the fast growing and highly lucrative cannabis marketplace and will be involved in both the industrial hemp markets, where permitted and legal under the 2018 Farm Bill, and the legal marijuana markets, as permitted and licensed by way of various state and local laws and regulations.

By way of definitions within this document, we reference “hemp” as cannabis that contains less than 0.03% Tetrahydrocannabinol (“THC”), marijuana as cannabis cultivated and processed to produce a psychoactive effect and “cannabis” to mean either or both.

The philosophy behind the organization of Cannabis Global Inc is simple:

Assemble a team of highly experienced cannabis entrepreneurs and investors into a publicly traded company and then “roll in” various high growth assets including IP’s & patents and initiate various new business initiatives within chosen cannabis sectors in order to produce strong revenue growth and meaningful margins for the Company, thus, producing returns for investors that exceed the returns generally available via other investments.

While the directors and executives of the Company are detailed in a later section, these principles consist of individuals with significant specific and long standing experience as cannabis entrepreneurs, individuals with successful track records as executives in publicly traded cannabis companies, individuals with meaningful cannabis cultivation and processing experience, in addition to team members highly experienced in the cannabisrelated capital markets.

Initial Assets and Operations

While several acquisitions and roll ups of assets associated with the principals are planned, the initial assets and operations of the Company will consist of:

1)	Project One - Hemp cultivation and research facility located in Southern California,
2)	Project Two - Research and development hemp program located at the Southern California location,
3)	Project Three - Powdered cannabis drink mixes, based on proprietary technologies and,
4)	Project Four - Development of unique cannabis-related technologies and intellectual properties with the aim of developing a robust IP portfolio.

These are outlined in summary form below:

Cannabis Global Inc Redlands Hemp Project

The Redlands Hemp Project will be an integrated hemp and research facility located in Redlands California, which is approximately 75 miles southeast of Los Angeles. The facility will not hold a hemp cultivation operation, but also few selected research facilities dedicated to new methods of hemp cultivation, harvesting, drying and packaging biomass for sales to the marketplace.

The project will be conducted as a joint venture with Marijuana Company of America, Inc. (OTCQB:MCOA) based on its recently acquired cultivation rights.

Even though located in an area rich in agriculture history, the land on which Redlands Hemp is located has never been farmed. Thus, the Company will immediately apply for California Organic Certification, a process which generally takes only a few weeks under such circumstances. Ample water and cultivation resources are also available on site via the Company’s joint venture partners.

CBD and THC Drink Mixes

Investment bank, Canaccord Genuity is estimating the CBD cannabis beverage market could make up approximately 20% of the overall cannabis edibles market by 2022. It is estimated that the THC portion of the marketplace will also be growing very rapidly.

The report cites that one of the major driving factors behind the current market growth for the CBD portion of the sector is the ease of distribution as there are few regulations limiting market growth. Numerous large beverage companies have expressed strong interest in this market sub-sector with several already making considerable investments.

The vast majority of the cannabis beverages that have entered the market are pre-mixed beverages. We at Global Cannabis believe a strong opportunity exists to introduce a different subset of cannabis drinks – pre-packaged powdered cannabis infused that the consumer mixes with water before consumption.

We feel there are several advantages to entering the powdered drink market. First, there are relatively few products on the market. While leading websites like WeedMaps list dozens of cannabis edibles and premixed drinks, there are almost no premixed powdered drink mixes. Second, while larger companies will have little trouble with the infusion technologies, smaller players will experience some level of entry barrier due to technology issues of infusion and cost of machinery. Additionally, because powdered drink mixes are significantly cheaper to ship versus premixed drinks, there is an inherent profit margin advantage in favor of powdered drinks.

Our Powdered Drink Mix Infusion Technologies

We have developed a method to infuse water-soluble substrates with cannabis distillates and isolated cannabinoids. We then combine these infused substrates with flavorings to create our powdered drink mixes, which are then packaged in “stick pack or sachets” formats.

Our infusion method is based on a proprietary micro-encapsulated, nanoemulsion formulation of cannabis extracts, which are then infused into organic substrates derived from organic fruits and vegetables.

The method, which utilizes high sheer cavitation with a proprietary mixture of organic carrier oils allows us to produce flavored powders that when combined with water create drinks with little to almost no cannabis taste.

It is well documented within the field of pharmaceutical science that the use of micro encapsulation and nanoemulsions significantly increases bioavailability of fat soluble ingredients and provides much faster onset, mainly relating to the psychoactive effects of THC.

While at this time we are making no such claims, we believe it is likely that our formulations are producing similar results. We believe it is possible at a future date to conduct clinical studies to confirm such possible results.

Cannabis Global Inc plans to introduce the following premixed cannabis infused products:

Sweet Drinks CBD Line – The Company will introduce a series of highly flavored drink mixes similar to the highly successful Crystal Light product line. These will be infused with 25mg of CBD full spectrum hemp distillates. In the future CBD isolates could also be used, but the Company believes a full spectrum approach is superior. It is expected that five flavors will initially be made available. Margins on such products are expected to be very strong. Pricing on a per stick pack level will be targeted at around $4.00, which compares favorably to other CBD-oriented premixed products. With low cost for shipping, retailers and distributors will likely be able to command superior margins compared to pre-mixed drinks. Company all-in costs are expected to be well below $1.00 per stick pack.

Sweet Drinks THC Line - The Company will introduce a line of THC containing sweet drink mixes for the legal recreational cannabis marketplace. These products will be made in strict accordance with state and local regulations and will, in most cases, contain no more than 10MG of THC per serving.

Dr. Matcha Line for Matcha Green Tea Mixes - Under the brand name, Dr. Matcha, the Company will market a line of powdered green tea and matcha tea drink mixes. We envision both organic and non-organic version of these products. It is envisioned that the Dr. Matcha product line will be made in versions containing only THC, only CBD, and a combination of both THC and CBD.

Other Coffee and Tea – The Company will approach the powdered coffee and tea markets with a similar cost and pricing structure. The different target market will require an increased level of sophistication, which will be reflected in the product positioning and packaging. Initial products will be mainstream ground and instant coffees and teas. The Company will then expand into subcategories of coffee and tea powdered drink products. It is envisioned that coffee and tea product lines will be made in versions containing only THC, only CBD, and a combination of both THC and CBD.

Energy Effervescent Tablets – Utilizing excipients from the pharmaceutical industry, which require very little post processing, the Company will launch a line of effervescent energy tablets containing CBD to be packed in ready made tubes. Several large companies have developed the non-CBD market for effervescent tablets, but the Company has found no CBD products being marketed. While we will first produce a CBD only variety, we are also likely to follow on with THC versions of these products.

Cocktail Mixers - While almost all states prohibit the use of alcohol in cannabis products, we plan to introduce a line of powdered non-alcoholic cocktail mixers that contain THC.

Distribution

White Label Initial Focus

While we will market our own brands, the primary initial strategy will be to white label products for other companies.

Numerous companies have expressed an interest in marketing and distributing the MCTC products. Many of these companies are growing rapidly, but the product lines being marketed are relatively limited to CBD tinctures, pain creams, and beauty treatments.

MCTC management strongly believes there is a significant void in the market for a white label premixed powdered drinks containing CBD.

The Company believes it will be able to command strong margins via a white label product strategy, while allowing distribution partners to mark up products by at least 100%.

Retail and Dispensary Distribution

Via our investors and directors, we have strong access to the legal cannabis dispensary marketplace. We plan to make extensive use of this channel to market our THC and CBD powdered drink mixes through our private labels.

Timing for Product Introductions

With product development completed, MCTC will be able to enter the market very quickly. Upon receipt of adequate capital, management estimates products can be ready for market distribution within 60 days.

Intellectual Property

Cannabis Global Inc also plans to develop, patent and license several cannabis-related technologies.

It is envisioned these will include:

Dissolvable Edible CBD Film

The Company has made an agreement with a Southern California based inventor to create a joint venture to develop and patent a dissolvable edible film containing cannabidiol.

We envision this dissolvable film being utilized as a packaging technology for various powdered foods. The Company will be able to develop its own products based on the film technology or will be able to license the film to food manufacturers. Upon completion of an effective joint venture agreement with the inventor, the joint venture plans to file a provisional patent to protect the invention(s).

4D Printed Cannabinoid Delivery System for Foods and Beverages

Company personnel have also developed a novel methodology for delivering cannabinoids to foods and beverages utilizing 3D printing technology. This technology has been modified to include a “4th dimension” to the delivery system.

The technology is in the form of an edible disc that when placed into a beverage releases the active ingredient while changing into unique predetermined shapes.

The Company will seek to file provisional patent(s) on this technology.

Patents on Unique Formulations

The Company will also seek intellectual property for its unique product formulations, via provisional patent process.

We envision multiple provisional patent applications filings over the short-term relative to these formulations.

The Cannabis Global Inc Team

Arman Tabatabaei - CEO and Chairman

Mr. Tabatabaei is a founder and Chairman of Cannabis Global Inc, Inc. With over 15 years of management and operations experience, he has earned a strong reputation for a numbersbased analytical approach to the management of organizations. An expert at data collection and analysis relative to resource management, risk forecasting and profit and loss management, he has made significant progress in revamping operations of several companies over the past few years.

Most recently, Mr. Tabatabaei has consulted with Cannabis Strategic Ventures (OTCQB:NUGS) on various growth initiatives relative to both cannabis cultivation and the organization of new hemp-related retail operations. At Sugarmade, Inc., (OTCQB:SGMD) he has been instrumental in revamping various operations relative to the Company’s hydroponic growth supplies initiatives.

Previously, he consulted with large corporations to create supply chain efficiencies using mathematical models and software such as JPM, SPSS and Minitab. Arman is also well versed in the retail industry after having started and successfully selling several retail establishments.

Mr. Tabatabaei possesses a Master of Business Administration degree from the University of Redlands, with additional post-graduate work in predictive analysis from Pennsylvania State University and a Bachelor of Science degree in health sciences, with an emphasis on mathematics and physics.

Robert Hymers - Director

Mr. Robert L. Hymers is a founder and Director of Cannabis Global Inc. Inc. He has significant experiences in the cannabis sector and as a financial executive and consultant. Mr. Hymers is the Managing Partner of Pinnacle Tax Services in Los Angeles and was previously Chief Financial Officer and Director of Marijuana Company of America, Inc. (OTC: MCOA). He currently serves as a member of the Strategic Advisory Board at MassRoots, Inc., as a consultant for Cannabis Strategic Ventures, Inc. (OTC: NUGS) and Sugarmade Inc. (OTC: SGMD), with significant experience in matters concerning tax accounting, auditing, SEC reporting, mergers and acquisitions, and corporate finance. Mr. Hymers holds a Master of Science in Taxation and a Bachelor’s of Science in Accountancy, in addition to a CPA license.

Robert also has specific tax audit experience by way of employment at Ernst & Young (EY) where he worked in the firm’s core assurance practice performing audits of publicly and privately held companies, specifically in the real estate industry. Mr. Hymers subsequently transferred to the EY’s tax practice, where he specialized in providing tax services to clients in the real estate industry. Mr. Hymers specializes in partnership taxation. In addition, He has a broad range of experience, including ASC 740 tax provision audits, FIN 48 compliance, REIT compliance, preparation of 1120, 1065, and 1120S returns, multi-state tax compliance and international tax consulting. He was also a member of EY’s National Tax Group (FSO) for several years, which services private equity firms, hedge funds and banks. Previously he was also the VP of Finance and Accounting of Everlert’s wholly owned subsidiary, Totalpost Services, Inc., located in Monrovia, California and was CFO of Global Hemp Group, Inc. (OTCQB: GBHPF).

Edward Manolos - Director

Mr. Edward Manolos a founder and Director at Cannabis Global Inc, Inc. and is one of the most accomplished pioneers in California’s Medical Marijuana industry.

In 2004, he opened the very first Medical Marijuana Dispensary in Los Angeles County under the name CMCA. He has managed and operated over thirty five dispensaries from Los Angeles to San Jose including twenty In Los Angeles Pre-ICO/Prop D. He is also credited with starting Los Angeles’ first Medical Marijuana farmers market referred to as “The California Heritage Farmer’s Market,” which attracted local and international media attention and was the first of its kind.

He is currently a member of the board of directors of Marijuana Company of America (OTCQB: MCOA). In 2016, Mr. Manolos was appointed to the advisory board of Marijuana Company of America and Cannabis Strategic Ventures (OTCQB: NUGS) and was tasked with identifying and structuring strategic partnerships and driving product development.

Mr. Manolos is also the founder of many successful companies, such as Natural Plant Extracts of California (NPEC), located in Lynwood, CA and holds one of the first State of California issued volatile manufacturing licenses. NPEC has added distribution and delivery licenses and is locking in distribution contracts with some of the largest licensed cannabis brands in California. He is also affiliated with Everest Biosynthesis Group, a leading producer of pharmaceutical grade CBD.

He also co-founded Ocen Communications Inc. in 1997, which was previously traded on NASDAQ under the symbol OCEN, which was an Asia-focused internet communications service provider transmitting voice, fax, and data communications for consumers, carriers and corporations. His diverse entrepreneurial focus led him to later launch the KIWIBERRI Frozen yogurt franchise in 2005.

Mr. Manolos has also provided consulting services to numerous other companies relative to the obtainment of California and Washington marijuana retail and production licenses. Mr Manolos graduated from the University of California, Riverside with a Bachelor of Science degree in Computer Science and Business Administration.

Important Risk Factors

An investment in Cannabis Global Inc, Inc. involves significant risk.

You should seek the advice of appropriate professional advisors if you do not possess the necessary background or experiences to analyze or manage these risks.

You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing our securities. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Related to Our Business

We plan on deriving most, or a substantial portion of our revenues from the cultivation, processing, and distribution of cannabis and cannabis contained items.

Operation of new businesses, or existing businesses, in the cannabis sector involves a great deal of risk and our investors should be prepared accordingly to accept a high level of investment risk, including loss of all invested capital.

The Farm Bill recently passed, and undeveloped shared state-federal regulations over hemp cultivation and production may impact our business.

The Farm Bill was signed into law on December 20, 2018. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will need to construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federallyrun program. The details and scopes of each state’s plans are not known at this time and may contain varying regulations that may impact our business. Even if a state creates a plan in conjunction with its governor and chief law enforcement officer, the Secretary of the USDA must approve it. There can be no guarantee that any state plan will be approved. Review times may be extensive. There may be amendments and the ultimate plans, if approved by states and the USDA, may materially limit our business depending upon the scope of the regulations.

Laws and regulations affecting our industry to be developed under the Farm Bill are in development.

As a result of the Farm Bill’s recent passage, there will be a constant evolution of laws and regulations affecting the hemp industry that could detrimentally affect our operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

Our current or planned involvement in the cultivation, processing, distribution, and general activities relating to cannabis may conflict with the Federal Controlled Substances Act.

Cannabis, marijuana and derivatives, while legal in California and in some other states, remains illegal under federal law, and are “Schedule 1” drugs under the Controlled Substances Act (21 U.S.C. § 811). As Schedule 1 drugs, cannabis, marijuana and derivatives are viewed as being highly addictive and having no medical value. The United States Drug Enforcement Agency enforces the Controlled Substances Act, and persons violating it are subject to federal criminal prosecution. The criminal penalty structure in the Controlled Substances Act is determined based on the specific predicate violations, including but not limited to: simple possession, drug trafficking, attempt and conspiracy, distribution to minors, trafficking in drug paraphernalia, money laundering, racketeering, environmental damage from illegal manufacturing, continuing criminal enterprise, and smuggling. A first conviction under the Controlled Substances Act can generally result in possible fines from $250,000 to $50 million dollars, and incarceration for periods generally from five and up to forty years. For a second conviction, fines increase generally from $500,000 to $75 million dollars, and incarceration for periods generally from ten years to twenty years to life. Some of our such business activities is in direct conflict with the federal Controlled Substances Act. If the federal government were to enforce the Controlled Substances Act as it relates to cannabis, said activities could be materially affected.

Risk of government action

While we will use our best efforts to comply with all laws, including federal, state and local laws and regulations, there is a possibility that governmental action to enforce any alleged violations may result in legal fees and damage awards that would adversely affect us.

We are a new business and we may never be successful

We are just beginning business operations and have as of yet developed no revenue streams. As a result, we may incur significant financial losses in the foreseeable future. There is no history upon which to base any assumption as to the likelihood that our Company will prove successful. We cannot provide investors with any assurance that our business will attract customers and investors. If we are unable to address these risks, there is a high probability that our business will fail.

Because our business is dependent upon continued market acceptance by consumers, any negative trends will adversely affect our business operations

We will be substantially dependent on continued market acceptance and proliferation of consumers of cannabis and cannabis related products. We believe that as cannabis, hemp and hemp-derived CBD becomes more accepted as a result of the passage of the Farm Bill, the stigma associated with these sector will diminish and as a result consumer demand will continue to grow. While we believe that the market and opportunity in the hemp space continues to grow, we cannot predict the future growth rate and size of the market. Any negative outlook on the industry will adversely affect our business operations.

The possible FDA Regulation of hemp and industrial hemp derived CBD, and the possible registration of facilities where hemp is grown and CBD products are produced, if implemented, could negatively affect the cannabis industry generally, which could directly affect our financial condition

The Farm Bill established that hemp containing less the .03% THC was no longer a Schedule 1 drug under the CSA. Previously, the U.S. Food and Drug Administration (“FDA”) did not approve hemp or CBD derived from hemp as a safe and effective drug for any indication. The FDA considered hemp and hemp-derived CBD as illegal Schedule 1 drugs. Further, the FDA has concluded that products containing hemp or CBD derived from hemp are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. However, as a result of the passage of the Farm Bill, at some indeterminate future time, the FDA may choose to change its position concerning products containing hemp, or CBD derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the growth, cultivation, harvesting and processing of hemp; regulations covering the physical facilities where hemp is grown; and possible testing to determine efficacy and safety of hemp derived CBD. In this hypothetical event, products containing CBD may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration as may be prescribed by the FDA, we may be unable to continue to operate our business.

We may have difficulty accessing the service of banks

It is often difficult for cannabis business to access the services of banks and we may experience such difficulties. On February 14, 2014, the U.S. government issued rules allowing banks to legally provide financial services to state-licensed cannabis businesses. A memorandum issued by the Justice Department to federal prosecutors re-iterated guidance previously given, this time to the financial industry, that banks can do business with legal cannabis businesses and “may not” be prosecuted. We assume this applies to hemp. The Treasury Department’s Financial Crimes Enforcement Network (FinCEN) issued guidelines to banks that “it is possible to provide financial services”” to state-licensed cannabis (and hemp) businesses and still be in compliance with federal anti-money laundering laws. These provisions created barriers to our banking operations. With the passage of the Farm Bill, we expect that the banking industry will be more open to doing business with compliant hemp businesses. However, this may take time and may not result in a more open banking climate. We expect that banks will be more open to serving hemp businesses, but there is no guarantee – even with the passage of the Farm Bill.

Banking regulations in our business are costly and time consuming

In assessing the prospective risk of providing services to a cannabis or hemp-related business, a financial institutions may conduct customer due diligence that includes: (i) verifying with the appropriate state authorities whether the business is duly licensed and registered; (ii) reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its cannabis-related business; (iii) requesting from state licensing and enforcement authorities available information about the business and related parties; (iv) developing an understanding of the normal and expected activity for the business, including the types of products to be sold; (v) ongoing monitoring of publicly available sources for adverse information about the business and related parties; (vi) ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and (vii) refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk. With respect to information regarding state licensure obtained in connection with such customer due diligence, a financial institution may reasonably rely on the accuracy of information provided by state licensing authorities, where states make such information available. These regulatory reviews may be time consuming and costly.

Due to our involvement in the cannabis and hemp industries, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability

Insurance that is otherwise readily available, such as general liability, and directors and officers’ insurance, is more difficult for us to find, and more expensive, because we are service providers to companies in the cannabis industry. There are no guarantees that we will be able to find such insurance in the future, or that the cost will be affordable to us. If we are forced to go without such insurance, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

The Company’s industry is highly competitive, and we have less capital and resources than many of our competitors which may give them an advantage in developing and marketing products similar to ours or make our products obsolete.

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage in developing and marketing products similar to ours or products that make our products less desirable to consumers or obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

We also expect that new competitors may introduce products or services that are directly or indirectly competitive with us. These competitors may succeed in developing products and services that have greater functionality or are less costly than our products and services and may be more successful in marketing such products and services. Technological changes have lowered the cost of operating communications and computer systems and purchasing software. These changes reduce our cost of selling products and providing services, but also facilitate increased competition by reducing competitors’ costs in providing similar services. This competition could increase price competition and reduce anticipated profit margins.

We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results

We are a new business operating in a relatively new market sector. As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for our Company is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for our Company will develop or that demand for our products will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

The Company’s failure to continue to attract, train, or retain highly qualified personnel could harm the Company’s business

The Company’s success also depends on the Company’s ability to attract, train, and retain qualified personnel, specifically those with management and product development skills. In particular, the Company must hire additional skilled personnel to further the Company’s research and development efforts. Competition for such personnel is intense. If the Company does not succeed in attracting new personnel or retaining and motivating the Company’s current personnel, the Company’s business could be harmed.

The loss of key management personnel could adversely affect our business

We depend on the continued services of our executive officers and senior management team as they work closely with independent associate leaders and are responsible for our day-to-day operations. Our success depends in part on our ability to retain our executive officers, to compensate our executive officers at attractive levels, and to continue to attract additional qualified individuals to our management team. Although we have entered into employment agreements with our senior management team, and do not believe that any of them are planning to leave or retire in the near term, we cannot assure you that our senior managers will remain with us. The loss or limitation of the services of any of our executive officers or members of our senior management team, or the inability to attract additional qualified management personnel, could have a material adverse effect on our business, financial condition, results of operations, or independent associate relations.

The lack of available and cost-effective directors and officer’s insurance coverage in our industry may cause us to be unable to attract and retain qualified executives, and this may result in our inability to further develop our business

Our business depends on attracting independent directors, executives and senior management to advance our business plans. We currently do not have directors and officers’ insurance to protect our directors, officers and the company against possible third-party claims. This is due to the significant lack availability of such policies in the cannabis industry at reasonably competitive prices. As a result, the Company and our executive directors and officers are susceptible to liability claims arising by third parties, and as a result, we may be unable to attract and retain qualified independent directors and executive management causing the development of our business plans to be impeded as a result.

There could be unidentified risks involved with an investment in our securities

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood of the success or the business of the Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

Risks Related to the Company

Uncertainty of profitability

We are a new business and there can be no assurance we will ever produce viable products or produce meaningful revenues. Our revenues and our profitability may be adversely affected by economic conditions and changes in the market for our products. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition.

Because of the nature of the type of businesses we plan to enter it is difficult to accurately forecast revenues and operating results and these items could fluctuate in the future due to a number of factors. These factors may include, among other things, the following:

●	Our ability to raise sufficient capital to take advantage of opportunities and generate sufficient revenues to cover expenses.

●	Our ability to source strong opportunities with sufficient risk adjusted returns.

●	Our ability to manage our capital and liquidity requirements based on changing market conditions generally and changes in the developing legal cannabis; CBD, medical marijuana and recreational marijuana industries.

●	The amount and timing of operating and other costs and expenses.

●	The nature and extent of competition from other companies that may reduce market share and create pressure on pricing and investment return expectations.

●	Adverse changes in the national and regional economies in which we will participate, including, but not limited to, changes in our performance, capital availability, and market demand.

●	Adverse changes in the projects in which we plan to invest which result from factors beyond our control, including, but not limited to, a change in circumstances, capacity and economic impacts.

●	Adverse developments in the efforts to legalize cannabis or increased federal enforcement.

●	Changes in laws, regulations, accounting, taxation, and other requirements affecting our operations and business.

●	Our operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant.

Management of growth will be necessary for us to be competitive

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Specifically, we will need to hire skilled management and technical personnel as well as manage partnerships to navigate shifts in the general economic environment. Expansion has the potential to place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

We are entering into a potentially highly competitive market

The markets for businesses in the cannabis and hemp industries are competitive and evolving. In particular, we face strong competition from larger companies that may be in the process of offering similar products and services to ours. Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources and larger client bases than we have (or may be expected to have).

Given the rapid changes affecting the global, national, and regional economies generally and the cannabis and hemp industries, in particular, we may not be able to create and maintain a competitive advantage in the marketplace. Our success will depend on our ability to keep pace with any changes in its markets, especially with legal and regulatory changes. Our success will depend on our ability to respond to, among other things, changes in the economy, market conditions, and competitive pressures. Any failure by us to anticipate or respond adequately to such changes could have a material adverse effect on our financial condition, operating results, liquidity, cash flow and our operational performance.

If we fail to protect our intellectual property, our business could be adversely affected

Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of products and brands to distinguish our products and services from our competitors’ products and services. We will rely on patents, copyrights, trademarks, trade secrets, and confidentiality provisions to establish and protect our intellectual property.

Any infringement or misappropriation of our intellectual property could damage its value and limit our ability to compete. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of our time.

Competitors may also harm our sales by designing products that mirror the capabilities of our products or technology without infringing on our intellectual property rights. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect our intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute, and there can be no assurance that we will have the financial or other resources to enforce our rights or be able to enforce our rights or prevent other parties from developing similar technology or designing around our intellectual property.

Our trade secrets may be difficult to protect

Our success depends upon the skills, knowledge and experience of our personnel, our consultants and advisors. Because we operate in a highly competitive industry, we rely in part on trade secrets to protect our proprietary products and processes. However, trade secrets are difficult to protect. We will enter into confidentiality or non-disclosure agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third party’s confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property, and we enter into assignment agreements to protect our rights.

These confidentiality, inventions and assignment agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent the use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

Our Business Can be affected by unusual weather patterns or other problems inherent to cultivation and processing of cultivated materials.

The production of some of our products relies on the availability and use of live plant material. Growing periods can be impacted by weather patterns and these unpredictable weather patterns may impact our ability to harvest hemp. In addition, severe weather, including drought and hail, can destroy a hemp crop, which could result in us having no hemp to harvest, process and sell. If our suppliers are unable to obtain sufficient hemp from which to process CBD, our ability to meet customer demand, generate sales, and maintain operations will be impacted. There are a host of other issues inherent to cultivation and the processing of cultivated materials, these include, but are not limited to: pesticide residues, molds, mildews, insect damage, spoilage, unacceptable test results of crops and/or completed products. All of these factors, and others inherent to cultivation and related processing, could significantly affect our business and result in loss of investment.

Risks Related to Our Common Shares

Because we may issue additional shares of our common stock, investment in our company could be subject to substantial dilution

We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our common stock. If we do sell more common stock, investors’ investment in our company will be diluted. Dilution is the difference between what investors pay for their stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in our company’s common stock could seriously decline in value.

Trading in our common stock has been subject to wide fluctuations. Wide fluctuations in the future are likely

Our common stock is currently quoted for public trading on the Pink Sheet Market Tier. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with limited business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities classaction litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management’s attention and resources.

We plan corporate action with The Financial Industry Regulatory Authority (FINRA) - There can be no assurances will be successful in these corporate actions

A FINRA corporate action is an event by a public company that may affect the company’s securities and, therefore, its shareholders. Corporate actions can range from making a change to a company’s name to issuing a dividend or other distribution to a major restructuring of the company. We plan several corporate actions which will require the approval by FINRA. There can be no assurances we will be successful in these corporate actions. Our inability to implement such corporate actions could negatively affect our ability to attract capital and could impact our business negatively in other ways.

Delaware law provides the rights for corporations to indemnify officers and directors. Thus, our By-Laws provide for the indemnification of our officers and directors at our expense, and correspondingly limits their liability, which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors

Our By-Laws include provisions that eliminate the personal liability of our directors for monetary damages to the fullest extent possible under the laws of the State of Delaware or other applicable law. These provisions eliminate the liability of our directors and our shareholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Delaware law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

We do not intend to pay cash dividends on any investment in the shares of stock of our Company and any gain on an investment in our Company will need to come through an increase in our stock’s price, which may never happen

We have never paid any cash dividends and currently do not intend to pay any cash dividends for the foreseeable future. To the extent that we require additional funding currently not provided for, our funding sources may prohibit the payment of a dividend. Because we do not currently intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen, and investors may lose all of their investment in our company.

Our securities are subject to penny stock rules. You may have difficulty re-selling your shares

Our shares as penny stocks, are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. These rules apply to companies whose shares are not traded on a national stock exchange, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Securities and Exchange Commission. These rules require brokers who sell “penny stocks” to persons other than established customers and “accredited investors” to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks. These rules may discourage or restrict the ability of brokers to sell our shares of common stock and may affect the secondary market for our shares of common stock. These rules could also hamper our ability to raise funds in the primary market for our shares of common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker- dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Costs and expenses of being a reporting company under the 1934 Securities and Exchange Act may be burdensome and prevent us from achieving profitability

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and parts of the Sarbanes-Oxley Act. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources.

There could be unidentified risks involved with an investment in our securities

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe this the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood of the success or the business of the Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

COMMON	STOCK SUBSCRIPTION
AGREEMENT

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RECITALS:

WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by Rule 506(b) of Regulation D is considered a “safe harbor” under Section 4(a)(2) (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

WHEREAS, the Company has engaged in a private offering (the “Offering”) in which the Subscriber agrees to purchase and the Company agrees to offer and sell common shares at the price of $0.025 for each common share with a maximum purchase of One Million Dollars ($1,000,000).

WHEREAS, the Company desires to enter into this Agreement to issue and sell the Purchased Shares and the Subscriber desires to purchase that number of Purchased Shares set forth in Appendix A, hereto on the terms and conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscriber hereby agree as follows:

1. Purchase and Sale of Purchased Shares. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date (as defined below), each Subscriber shall purchase and the Company shall sell to each Subscriber the Purchased Units for the portion of the Purchase Price designated on the signature pages hereto.

2. Closing. The issuance and sale of the Purchased Shares shall occur on the closing date (the “Closing Date”), which shall be the date that Subscriber funds representing the net amount due to the Company from the Purchase Price of the Offering is transmitted by wire transfer or otherwise to or for the benefit of the Company. The consummation of the transactions contemplated herein (the “Closing”) shall take place such date and time as the Subscriber and the Company may agree upon; provided, that all of the conditions set forth in Section 11 hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith.

3. Subscriber Representations, Warranties and Covenants. The Subscriber hereby represents and warrants to and agrees with the Company that:

(a)	Organization and Standing of the Subscriber. If such Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)	Authorization and Power. Such Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents (as defined in Section 4(c)) and to purchase the Purchased Shares being sold to it hereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Subscriber enforceable against such Subscriber in accordance with the terms thereof.

(c)	No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Subscriber). Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents or to purchase the Purchased Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)	Acquisition for Investment. The Subscriber is acquiring the Purchased Shares solely for its own account for the purpose of investment and not with a view to or for resale in connection with a distribution. The Subscriber does not have a present intention to sell the Purchased Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Purchased Shares to or through any person or entity. The Subscriber acknowledges that it is able to bear the financial risks associated with an investment in the Purchased Shares and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

(e)	Information on Company. Such Subscriber has been furnished with or has had access his or her required or requested information about the Company. Subscriber is satisfied with the information made available.

(f)	Opportunities for Additional Information. The Subscriber acknowledges that the Subscriber has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company.

(g)	Information on Subscriber. Subscriber is, and will be on the Closing Date, an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has Purchased Shares of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Such Subscriber has the authority and is duly and legally qualified to purchase and own the Purchased Shares. Such Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding such Subscriber is accurate.

(h)	Compliance with 1933 Act. Such Subscriber understands and agrees that the Purchased Shares have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and that such Purchased Shares must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. The Subscriber acknowledges that the Subscriber is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. The Subscriber understands that to the extent that Rule 144 is not available, the Subscriber will be unable to sell any Purchased Shares without either registration under the 1933 Act or the existence of another exemption from such registration requirement. In any event, and subject to compliance with applicable securities laws, the Subscriber may enter into lawful hedging transactions in the course of hedging the position they assume and the Subscriber may also enter into lawful short positions or other derivative transactions relating to the Purchased Shares, and deliver the Purchased Shares, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Purchased Shares, to third parties who in turn may dispose of these Purchased Shares.

(i)	Purchased Shares Legend. The Purchased Shares shall bear the following or similar legend

THE SALE OF THE PURCHASED SHARES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE PURCHASED SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE PURCHASED SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT, OR OTHERWISE. NOTWITHSTANDING THE FOREGOING, THEPURCHASED SHARES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE PURCHASED SHARES.”:

(j)	Communication of Offer. The offer to sell the Purchased Shares was directly communicated to such Subscriber by the Company. At no time was such Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(k)	Restricted Securities. Such Subscriber understands that the Purchased Shares have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Purchased Shares unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Purchased Shares to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate includes each Subsidiary of the Company. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(l)	No Governmental Review. Such Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Purchased Shares or the suitability of the investment in the Purchased Shares nor have such authorities passed upon or endorsed the merits of the offering of the Purchased Shares.

(m)	Correctness of Representations. Such Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless such Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date. The Subscriber understands that the Purchased Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Purchased Shares.
(n)	No Brokers. Such Subscriber has not taken any action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.
(o)	Risk Factor Review. The Subscriber has reviewed and has further initialed on the Agreement signature page that he or she has reviewed and understands the Risk Factors outline herein. The Subscriber further agrees that he or she has had the opportunity to ask questions of management of the Company relative to these risk factors and any other factors relating the risk of this investment.

4. Company Representations and Warranties. The Company represents and warrants to and agrees with each Subscriber that:

(a)	Due Incorporation. The Company is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its properties and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purposes of this Agreement, a “Material Adverse Effect” means any material adverse effect on the business, operations, properties, or financial condition of the Company and its Subsidiaries individually, or in the aggregate and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect. For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.

(b)	Outstanding Stock. All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.
(c)	Authority; Enforceability. This Agreement, the Purchased Shares, and any other agreements delivered together with this Agreement or in connection herewith (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.
(d)	Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, or the Company’s shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Purchased Shares. The Transaction Documents and the Company’s performance of its obligations thereunder have been approved by the Company’s Board of Directors. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority in the world, including without limitation, the United States, or elsewhere is required by the Company or any Affiliate of the Company in connection with the consummation of the transactions contemplated by this Agreement, except as would not otherwise have a Material Adverse Effect or the consummation of any of the other agreements, covenants or commitments of the Company or any Subsidiary contemplated by the other Transaction Documents. Any such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

(e)	No Violation or Conflict. Assuming the representations and warranties of the Subscriber in Section 3 are true and correct, neither the issuance nor sale of the Purchased Shares nor the performance of the Company’s obligations under this Agreement and all other Transaction Documents entered into by the Company relating thereto will:

violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, or (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates; or

(i)	result in the creation or imposition of any lien, charge or encumbrance upon the Purchased Shares or any of the assets of the Company or any of its Subsidiaries.

(f)	The Purchased Shares. The Purchased Shares upon issuance:

(i)	are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)	have been, or will be, duly and validly authorized and on the date of issuance of the Purchased Shares, the Purchased Shares will be duly and validly issued, fully paid and nonassessable;

(iii)	will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company; and

(iv)	will not subject the holders thereof to personal liability by reason of being such holders.

(g)	Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Transaction Documents.

(h)	Information Concerning Company. The Reports contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. The Reports, including the financial statements included therein do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances and when made.

(i)	No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Purchased Shares.

(j)	Survival. The foregoing representations and warranties shall survive for a period of one year after the Closing Date.

(k)	No Brokers. Neither the Company nor any Subsidiary has taken any action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

5. Registration Rights.

(a)	Registration Statement Requirements. The Company shall file, on a best efforts basis, within six months of closing, with the Commission a Form S-1 registration statement (the “Registration Statement”) (or such other form that it is eligible to use) in order to register all or such portion of the Registrable Shares as permitted by the Commission (provided that the Company shall use diligent efforts to advocate with the Commission for the registration of all of the Registrable Shares) pursuant to Rule 415 for resale and distribution under the 1933 Act as soon as practicable after the Closing Date, and use its reasonable efforts to cause the Registration Statement to be declared effective.

(b)	Registration Procedures. If and whenever the Company is required by the provisions of Section 5(a) to effect the registration of any Registrable Shares under the 1933 Act, the Company will, as expeditiously as possible:
(i)	prepare and file with the Commission a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby;

(ii)	prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for the earlier of (a) a period of one (1) year, and (b) the date on which the Purchased Shares can been sold by the Subscriber pursuant to Rule 144 without volume restrictions;

(iii)	notify the Subscriber within twenty-four hours of the Company’s becoming aware that a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or which becomes subject to a Commission, state or other governmental order suspending the effectiveness of the registration statement covering any of the Registrable Shares. Each Subscriber hereby covenants that it will not sell any Registrable Shares pursuant to such prospectus during the period commencing at the time at which the Company gives such Subscriber notice of the suspension of the use of such prospectus and ending at the time the Company gives such Subscriber notice that such Subscriber may thereafter effect sales pursuant to the prospectus, or until the Company delivers to such Subscriber or files with the Commission an amended or supplemented prospectus.

(c)	Provision of Documents. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Shares of a particular Subscriber that such Subscriber shall furnish to the Company in writing such information and representation letters, including a completed form of the Selling Securityholder Questionnaire, with respect to itself and the proposed distribution by it as the Company may reasonably request to assure compliance with federal and applicable state securities laws.

(d)	Expenses. All expenses incurred by the Company in complying with Section 5, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the FINRA, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” The Company will pay all Registration Expenses in connection with any registration statement described in Section 5.

(e)	Indemnification and Contribution.
(i)	In the event of a registration of any Registrable Shares under the 1933 Act pursuant to Section 5, the Company will, to the extent permitted by law, indemnify and hold harmless the Subscriber, each of the officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders of the Subscriber, each underwriter of such Registrable Shares thereunder and each other person, if any, who controls such Subscriber or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Subscriber, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Shares was registered under the 1933 Act pursuant to Section 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 5(e)(iii) reimburse the Subscriber, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Subscriber to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Subscriber failed to send or deliver a copy of the final prospectus delivered by the Company to the Subscriber with or prior to the delivery of written confirmation of the sale by the Subscriber to the person asserting the claim from which such damages arise, and the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (ii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Subscriber in writing specifically for use in such registration statement or prospectus.

(ii)	In the event of a registration of any of the Registrable Shares under the 1933 Act pursuant to Section 5, each Subscriber severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Shares were registered under the 1933 Act pursuant to Section 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Subscriber will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Subscriber, as such, furnished in writing to the Company by such Subscriber specifically for use in such registration statement or prospectus.

(iii)	Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 5(e)(iii) and shall only relieve it from any liability which it may have to such indemnified party under this Section 5(e)(iii), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 5(e)(iii) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnifying party shall have reasonably concluded that there may be reasonable defenses available to indemnified party which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel, reasonably satisfactory to the indemnified and indemnifying party, and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

6. Closing Conditions.

(a)	The obligation hereunder of the Subscriber to acquire and pay for the Purchased Shares is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Subscriber’s sole benefit and may be waived by the Subscriber at any time in its sole discretion.

(i)	The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date), and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein or in any of the other Transaction Documents required to be performed by the Company on or before the Closing Date; and

(ii)	The Transaction Documents have been duly executed and delivered by the Company to the Subscriber.

(b)	The obligation hereunder of the Company to issue and sell the Purchased Shares to the Purchaser is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(i)	The representations and warranties of the Subscriber in this Agreement and each of the other Transaction Documents to which the Subscriber is a party shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date;

(ii)	The Purchase Price for the Purchased Shares has been delivered to the Company; and

(iii)	The Transaction Documents to which the Subscriber is a party have been duly executed and delivered by the Subscriber to the Company.

7. Miscellaneous.

(a)	Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company, to:

Cannabis Global Inc, Inc.

520 S. Grand Ave

Suite 320

Los Angeles, CA 90071

! " #$ #%& '()*+,-)&,.

/0 10 2-3 Advisors, LLC . 131 Auburn Drive, Lake Worth, Fl, 33460

To the address and facsimile number listed on the signature page of this Agreement

(b)	Entire Agreement; Amendment. This Agreement and the other Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor the Subscriber makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement nor any of the Transaction Documents may be waived or amended other than by a written instrument signed by the Company and the Subscriber, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.

(c)	Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)	Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in the state. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum nonconveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e)	Consent to Jurisdiction. The Company and the Subscriber hereby irrevocably waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in California of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f)	Captions: Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(g)	Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

[Signature and Subscriber Information Pages Follow]

APPENDIX A

SUBSCRIBER INFORMATION

U.S. ACCREDITED INVESTOR CERTIFICATE

MCTC Holdings, INC.

(the “Company”)

AND THE UNITED STATES SECURITIES ACT OF 1933 (the “Act”)

The undersigned covenants, represents and warrants to the Company that:

I hereby so declares and further declares that it is an “Accredited Investor” as that term is defined in Regulation D promulgated under the Act, by virtue of its qualification under one or more of the following categories (PLEASE CHECK OFF APPROPRIATE CATEGORY):

☒	I am a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000.

☒	I am a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐	_______________________________ is a corporation, organization described in section 501(c)(3) of the United States Internal Revenue Code, or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000.

☐	________________________________ is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person.

☐	I am a director or executive officer of the Corporation.

☐	___________________________________is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

☐	__________________________________is a bank as defined in section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self- directed plan, with investment decisions made solely by persons that are accredited investors.

☒	Paladin Advisors, LLC___________ ______ is an entity in which all of the equity owners are accredited investors under one or more of the categories set forth above.

The statements made in this Certificate are true.

On this Date: 07/3/2019

X_________________________________________________
(Sign)

Please acknowledge your acceptance of the foregoing Subscription Agreement with MCTC Holdings, INC. by signing and returning a copy to the Company whereupon it shall become a binding agreement.

Number of Common Shares 2,000,000 x $0.025_ = $50,000 (the “Purchase Price”)

X
Signature	Signature (if purchasing jointly)

Name Typed or Printed	Name Typed or Printed

Entity Name	Entity Name

Address	Address

City, State and Zip Code	City, State and Zip Code

Telephone – Business	Telephone – Business

Telephone – Residence	Telephone – Residence

Facsimile – Business	Facsimile – Business

Facsimile – Residence	Facsimile – Residence

Tax ID # or Social Security #	Tax ID # or Social Security #

EXACT Name or name of entity in which securities should be issued:

______________________________________________

This Subscription Agreement is agreed to and accepted as of July 3, 2019.

FOR SUBSCRIBER:

X /S/ Daniel Frid (Subscriber Sign)
Daniel Frid/CEO Paladin Advisor, LLC
(Subscriber Print Name)

FOR MCTC Holdings, INC.:

X /S/ Arman Tabatabaei
Arman Tabatabaei – CEO

Dated: 07-03-2019

This document is not to be transferred or reproduced without permission MCTC Holdings, Inc.